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                                                                Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan of Ultratech Stepper, Inc. of our report dated January 23, 1997 with respect to the consolidated financial statements of Ultratech Stepper, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP


                                                /s/ Ernst & Young LLP
San Jose, California
August 4, 1997